AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 20, 2006

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
SED International Holdings, Inc.

(Exact name of registrant as specified in its charter)

Georgia	22-2715444

(State of incorporation or organization)	(I.R.S. Employer
Identification No.)

4916 North Royal Atlanta Drive,
Tucker, Georgia	30084

(Address of principal executive office)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange which
to be so registered	each class is to be registered

Not applicable.	Not applicable.

If this form relates to the	If this form relates to the registration of
registration of a class of securities	securities pursuant to Section 12(g) of the
pursuant to Section 12 (b) of the	Exchange Act is effective pursuant to General
Exchange Act and is effective upon	Instruction A.(d), check the following box. ☒
filing pursuant to General Instruction A.(c),
check the following box. ☐
Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, par value $.01 per share

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.
     The description of common stock, par value $.01 per share, of the Registrant’s required by this Item is contained in the Registration Statement of the Registrant on Form S-3, File No. 333-35069, filed with the Commission on September 5, 1997, as amended on September 19, 1997 and is incorporated herein by reference to such filing. See “Description of Capital Stock.”
Item 2. Exhibits

Exhibit
Number	Description
3.1	Articles of Incorporation of the Company (1).
3.2	Amendment to Articles of Incorporation (2).
3.3	Bylaws of the Company (3).
4.1	Form of Rights Agreement, dated as of October 31, 1996 between the Company and National City Bank (4).

1)	Filed as an exhibit to the Registrant’s 1999 Form 10-K and incorporated herein by reference.

2)	Filed as an exhibit to the Registrant’s Revised Definitive Proxy Soliciting Materials filed March 26, 2002 (SEC File No. 000-16345) and incorporated herein by reference.

3)	Filed as an exhibit to the Registrant’s 1999 Form 10-K and incorporated herein by reference.

4)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the SEC on November 6, 1996 and incorporated herein by reference.
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
Dated: October 20, 2006

SED International Holdings, Inc.
By:	/s/ Jean Diamond
Jean Diamond
Chief Executive Officer